EXHIBIT 99.2

SUBSCRIPTION AND SHAREHOLDER AGREEMENT
FOR “NEW CO”

(A CAYMAN ISLANDS LIMITED LIABILITY COMPANY
TO BE FORMED, ACTUAL NAME TO BE AGREED)

BETWEEN

(1) AZUR CAPITAL SDN BHD

AND

(2) CHINA TEL GROUP, INC.

This Subscription and Shareholder Agreement (“Agreement”), dated for reference purposes as of November 11, 2010 is entered into between Azur Capital SDN BHD (“Azur”) and China Tel Group, Inc. (“ChinaTel”).  In this Agreement Azur and ChinaTel are each referred to as a “Party” and together as the “Parties.”
I.   RECITALS
A.	Azur is a company organized under the laws of Brunei, with headquarters in Bandar Seri Begawan, Brunei.

B.	Azur is a holding company with access to capital contemplated by this Agreement. Azur also has relationships with third-party telecommunications providers who are potential users of lit fiber.

C.
ChinaTel is a corporation organized under the laws of the United States (“US”) (specifically, Nevada law), with headquarters in San Diego, California.  The Series A common stock of ChinaTel is publicly traded on the US Over-the-Counter Bulletin Board Stock Exchange under the symbol “OTCBB:CHTL” (“CHTL Stock”).

D.
ChinaTel is in the business of designing, building, deploying and operating high speed wireless broadband telecommunications networks in key markets throughout the world.  Such networks rely in part on fiber to transport data between and within network nodes.  ChinaTel has strategic relationships with leading manufacturers of telecommunications infrastructure equipment.  ChinaTel’s relationships include access to favorable vendor financing terms for purchase and installation of the manufacturers’ equipment.

E.	The Parties enter into this Agreement to define their respective rights and obligations. Upon mutual execution, this Agreement shall supersede entirely any prior agreement between the Parties.

F.
Contemporaneously with this Agreement, the Parties have also entered into a Subscription and Shareholder Agreement (“JV Agreement”) with Shanghai Ying Yue Network Technology Ltd (“YYNT”) to form and participate in a PRC-based company (“JV”).  For convenience and clarity, some terms of the JV Agreement are identical to or repeated in this Agreement.

II.   DEFINITIONS
Wherever used in this Agreement, the following terms shall have the following meanings, even if the same term appears in “bold” in other sections of this Agreement immediately following a reference to such term defined in this section.  Any term which appears in other sections of this Agreement in “bold,” but which is not otherwise defined in this section, shall have the meaning ascribed by the words or clause immediately preceding such reference to the term in “bold.”

“YYNT Network”	All Backbone Fiber and Metro Ring Fiber that becomes lit by head-ins and therefore suitable for use by telecommunications providers to transport data.

“Backbone Fiber”	That portion of the fiber owned (prior to the Effective Date) by YYNT that extends between one PRC city or province and another PRC city or province.

“Dollar(s) or $”
The symbol “$” followed by a numerical expression represents currency in the form of US Dollars (also known as USD).  Where any monetary consideration is expressed in Dollars in this Agreement but is more appropriately paid or measured in Renminbis, such consideration shall be converted at the official rate of exchange between such currencies at the time the consideration is paid or incurred.

“Effective Date”	The date this Agreement has been signed by all Parties (other than the WFOE), or if signatures of different Parties occur on different days, the date of the signature of the last such Party to sign.

“Engineering Services”
Services ChinaTel shall provide, directly or through subcontractors, to design head-in equipment and other infrastructure upon which equipment manufacturers shall submit proposals leading to the execution of the Equipment Contract.

“Entities”	Generic reference to New Co, HK Co, WFOE and/or JV collectively, or to one or more of them.

“Equipment Contract”	One or more contracts for design, manufacture and installation of head-ins and other infrastructure equipment required to light 9,000 km of dark Backbone Fiber.

“HK Co”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of Hong Kong and in accordance with the terms of this Agreement.  HK Co shall be a wholly owned subsidiary of New Co.  The actual name of HK Co shall be mutually agreed among the Parties based on marketing and legal considerations.

“JV”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of the PRC and in accordance with the terms of this Agreement and the JV Agreement.  YYNT on the one part, and Azur and ChinaTel on the other part (through New Co) shall subscribe to the stock of JV as further descried in this Agreement.  The actual name of JV shall be mutually agreed among the Parties and YYNT based on marketing and legal considerations.

“Metro Ring Fiber”
That portion of the fiber owned (prior to the Effective Date) by YYNT and which is geographically within the boundaries of a single PRC city.  For purposes of determining the boundaries of a city, any contiguous geographic area that is subject to a discrete license issued by the PRC Ministry of Industry and Information Technology constitutes a city.

“New Co”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of the Cayman Islands and in accordance with the terms of this Agreement.  Azur and ChinaTel shall subscribe to the stock of New Co as further descried in this Agreement.  The actual name of New Co shall be mutually agreed among the Parties based on marketing and legal considerations.

“WFOE”
A fictitious name for a limited liability company to be created, registered, and organized under the laws of the PRC and in accordance with the terms of this Agreement.  WFOE shall be a wholly owned subsidiary of HK Co, and shall be organized so as to qualify as a “wholly foreign owned enterprise” under PRC law.  The actual name of WFOE shall be mutually agreed among the Parties based on marketing and legal considerations.

III.    AGREEMENT

1.   Overview of Transaction

1.1   The main business model to be achieved under this Agreement is for the Parties to combine their respective resources to install head-ins and upgrade existing dark Backbone Fiber and Metro Ring Fiber into lit fiber for use by ChinaTel and for payment of transport fees at market rates by other third party telecommunication providers, all for the mutual financial benefit of the Parties.

1.2   The Parties shall form JV under PRC law pursuant to the JV Agreement.  Azur and ChinaTel shall take their interest in JV through New Co.  WFOE, New Co’s indirect wholly-owned subsidiary (through HK Co, as intermediate wholly-owned subsidiary), shall enter into various contractual arrangements with JV to achieve the financial goals of the Parties under this Agreement.  Those financial goals include: (i) WFOE controls, directly or indirectly, the PRC-based assets comprising the YYNT Network, the revenue to be generated from those assets, and the corporate governance of JV, and (ii) New Co and/or HK Co leverage the PRC-based operations with offshore (non-PRC) based debt.

1.3   Pursuant to the JV Agreement, YYNT shall contribute all of its right, title and interest in the Backbone Fiber, a right to access the Metro Ring Fiber, an option for to purchase the Metro Ring Fiber, and its contacts and relationships with potential third-party users of lit fiber to JV.  JV shall contract with WFOE to secure in WFOE’s name all beneficial rights associated with operation of the YYNT Network, including but not limited to all revenues and control over JV’s corporate governance.  Azur shall pay an affiliate of YYNT $2 million for the assets transferred, and shall contribute its contracts and relationships with potential third-party users of lit fiber.  ChinaTel shall contribute its expertise, Engineering Services, and shall finance the CAPEX, OPEX and required to install head-ins.

1.4   Subject only to the contingency set forth in Section 1.5, this Agreement becomes binding and fully enforceable on Azur and ChinaTel as of the Effective Date, and on WFOE upon its execution of the Agreement, notwithstanding that WFOE will not yet have been formed and other contractual arrangements between JV and WFOE are expected to occur in the future in accordance with the terms of this Agreement. If the Effective Date of the JV Agreement does not occur on or before December 31, 2010, this Agreement shall automatically terminate.

1.5   Notwithstanding the timing of signatures of this Agreement and the JV Agreement, the effectiveness of this Agreement is expressly contingent upon the JV Agreement becoming binding and enforceable upon YYNT, which shall occur on the Effective Date of the JV Agreement.

2.   Transaction Structure – Phases and Goals

2.1   The Parties contemplate that they shall use their reasonable commercial efforts to achieve their respective financial goals in executing the business model in three phases.

2.1.1   In Phase 1, the Entities will be created, organized, capitalized and registered to conduct business in accordance with the laws of the jurisdiction in which each is created.  The financial goals intended to be achieved during this Phase include: (i) permitting ChinaTel to fully report the financial results of all PRC-based operations of WFOE as part of ChinaTel’s consolidated financial statements, and (ii) permitting New Co and/or HK Co to control, directly or indirectly, the PRC-based assets comprising the YYNT Network, and the revenue to be generated from those assets, in a manner that allows New Co and/or HK Co to leverage the PRC operations with offshore (non-PRC) based debt.

2.1.2   In Phase 2, the Parties shall cooperate for (i) a PRC-based subsidiary of  New Co to qualify under PRC law to conduct equipment leasing activity, and (ii)  Newco to qualify as a foreign-invested telecommunications enterprise or other status under PRC law that would permit  Newco to take a direct percentage ownership interest in JV and/or in the YYNT Network.  In the event New Co is unable to qualify for either status under PRC law, the parties shall cooperate for ChinaTel to qualify.  The financial goals intended to be achieved during this Phase include (i) solidifying the goals described in Section 2.1.1 but not fully achieved during Phase 1, and (ii) facilitating the structure described in Section 2.1.3 in order to achieve the financial goals described in Section 2.1.3.

2.1.3   In Phase 3, the Parties shall cooperate for the PRC-based assets of YYNT and/or JV, and/or the PRC-based operations performed by WFOE and reported by New Co and/or HK Co to be listed on an offshore (non-PRC) based stock exchange, such as HKSE, NYSE, NASDAQ or London AIM.  The financial goals intended to be achieved during this phase include: (i) expanding the base of equity capital available for deployment and expansion of the YYNT Network, and (ii) permitting the Parties to recapture some or all of their respective investments.

3.   Deliverables by the Parties

3.1   Immediately following the Effective Date and notwithstanding that WFOE has not yet registered to do business, ChinaTel shall, directly and through subcontractors, advance WFOE up to $1 million of Engineering Services.  All work performed directly by ChinaTel or any affiliate of ChinaTel (whether included in Engineering Services or subsequent to execution of the Equipment Contract) shall be performed at ChinaTel’s actual cost, including allowance for indirect labor costs such as fringe benefit and allocated overhead.  Pursuant to the JV Agreement, YYNT and/or JV agree to provide ChinaTel and its subcontractors full access to the Backbone and Metro Ring Fiber for purposes of conducting its Engineering Services.

3.2   Within 10 days of the Effective Date, ChinaTel shall issue and deliver 9 million shares of CHTL Stock to Azur, which shall be issued as restricted stock under Rule 144 of the Securities and Exchange Act of 1934 (“CHTL Restricted Shares”).  The CHTL Restricted Shares shall also be subject to “piggyback” registration rights.

3.3   Within 10 days of the Effective Date, Azur shall pay an affiliate of YYNT $2 million as YYNT directs.

3.4   Immediately following the Effective Date, the Parties shall proceed diligently and cooperatively with all steps necessary or desirable to create, organize, capitalize and register the Entities.  Azur shall take the lead in creating the Entities on behalf of the Parties.  Immediately following registration of the Entities to do business, JV and WFOE shall enter into a series of contracts to achieve the financial goals described in Sections 1.1, 1.2, and 2.1.1.

3.5   As soon as practical after completion of the steps contemplated to occur during Phase 1, as described in Section 2.1.1, the Parties shall proceed diligently and cooperatively with all steps necessary or desirable to complete the steps contemplated to occur during Phase 2, as described in Section 2.1.2.

3.6   After completion of the steps constituting Phase 2, as described in Section 2.1.2, the Parties shall discuss and use their reasonable commercial efforts agree on the appropriate timing to proceed with the steps contemplated to occur during Phase 3, as described in Section 2.1.3.

A.   Corporate Structure and Governance of Entities

4.   JV Structure

The JV Structure shall be in accordance with Sections 3.1 through 3.7 of the JV Agreement.

5.   New Co Structure

5.1   There shall be two classes of shares of the stock of New Co: (i) 40.5 million shares of preferred stock with a par value of $0.0001 per share and a redemption value of $1 per share, plus (ii) a number of shares of common stock in an amount to be determined, with a par value of $0.0001 per share.  Preferred stock shall have preference over common stock in distributions, but no conversion or voting rights.  Common stock shall have voting rights at one vote per share, and dividend rights in proportion to the total number of shares of common stock outstanding at any given time.

5.1.1   Preferred Stock – Azur shall subscribe to 20 million, and ChinaTel to 20.5 million shares of the preferred stock of New Co, respectively.  Any increase in the number of authorized shares of preferred stock shall require unanimous consent by the holders of the common stock of New Co.  New Co shall have the right to redeem shares of preferred stock, in whole or in part, by payment of $1 per share to the then holder of such preferred shares, and upon such payment said holder shall be required to surrender certificates representing the number of shares represented by such payment.

5.1.2   Common Stock – Azur shall subscribe to 49% and ChinaTel to 51% of the common stock of New Co, respectively.  Each Shareholder shall have preemptive rights to subscribe to any subsequently issued shares of the common stock of New Co.

5.2   Each direct and indirect equity interest holder of New Co shall have complied with the registration requirements under Circular 75 issued by the State Administration of Foreign Exchange of the PRC on October 21, 2005, titled “Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles”, effective as of November 1, 2005 (“Circular 75”), or any successor rule or regulation under PRC law, in relation to the transactions contemplated under this Agreement.

5.3   If at any time PRC law requires YYNT to have any direct or indirect equity or voting ownership interest in New Co, Azur and ChinaTel agree to adjust their respective equity ownership interests accordingly and to enter into or cause one or more of the Entities to enter into such supplementary agreements as achieve the purposes of this Agreement without violating PRC law.

5.4   The Board of Directors of New Co shall be comprised of five Directors.  ChinaTel shall be entitled to appoint three Directors and Azur shall be entitled to appoint two Directors.

5.5   The Bylaws of New Co shall include standard provisions for protection of minority and majority holders of New Co’s common stock, including right of first refusal and mutual co-sale rights and a resolution for breaking deadlocks in buy-sell decisions, and shall provide that the following events require unanimous consent of all Shareholders: (i) a sale of all or substantially all the assets, (ii) a public listing of the stock, or (iii) a voluntary petition for bankruptcy or equivalent liquidation or reorganization of the company.

6.   HK Co Structure

6.1   There shall be one class of stock of HK Co.  New Co shall be the 100% shareholder of HK Co, such that the equity interests of Azur and ChinaTel respectively in HK Co shall be co-extensive with their respective equity interests in the common stock of New Co.

6.2   The Board of Directors of HK Co shall be comprised of five Directors, who shall be the same as or appointed in the same manner as the Directors of New Co.

6.3   The Bylaws of HK Co shall provide that the following events require unanimous consent of all its shareholders: (i) a sale of all or substantially all the assets, (ii) a public listing of the stock, or (iii) a voluntary petition for bankruptcy or equivalent liquidation or reorganization of the company.

7.   WFOE Structure

7.1   There shall be one class of stock of WFOE.  HK Co shall be the 100% shareholder of WFOE, such that the equity interests of Azur and ChinaTel respectively in WFOE shall be co-extensive with their respective equity interests in the common stock of New Co and the stock of HK Co.

7.2   The Board of Directors of WFOE shall be comprised of five Directors, who shall be the same as or appointed in the same manner as the Directors of HK Co.

7.3   The Bylaws of WFOE shall provide that the following events require unanimous consent of all its shareholders: (i) a sale of all or substantially all the assets, (ii) a public listing of the stock, or (iii) a voluntary petition for bankruptcy or equivalent liquidation or reorganization of the company.

B.   Business Model

8.   Revenue and Expense of the YYNT Network

8.1   All contracts, capital expenditures, operating expenses and revenue in connection with the deployment and operation of the YYNT Network shall flow through WFOE to the maximum extent authorized by PRC law.  Any contract, revenue, or expense that must flow through YYNT and/or JV in the first instance shall be remitted to WFOE and accounted for in calculating the profit, loss and shareholder equity of WFOE.

8.2   WFOE shall contract with a management company to provide marketing and customer services to recruit and maintain third-party telecommunications providers as users of the YYNT Network, upon terms to be negotiated.

8.3   WFOE shall contract with an affiliate of YYNT to provide maintenance services in connection with operation of the YYNT Network, upon terms to be negotiated.

8.4   ChinaTel shall be entitled to the following discounts compared to tariffs or market rates charged to third-party telecommunications providers:  25% discount for the first 25% of the total capacity of the YYNT Network, plus 10% discount on the next25% of the total capacity of the YYNT Network.  ChinaTel’s discount shall apply to usage by any telecommunications provider in which ChinaTel has at least a 25% direct or indirect ownership interest.

9.   Re-Investment of Profit

The Parties contemplate that substantially all excess free cash flow and/or net operating income generated from operation of the YYNT Network shall be used to light up additional dark fiber owned or controlled by JV.  To the extent the available cash flow of WFOE is less than the amount required for this purpose, including the extent to which the actual cost of Engineering Services and the Equipment Contract exceeds $7 million in the aggregate, Azur and ChinaTel shall contribute additional paid in capital in proportion to the respective share interests in New Co, subject to considerations not yet foreseen related to the public listing contemplated during Phase 3 and described in Section 2.1.3.

10.   Distribution of Profit

10.1   From the net operating income of WFOE, after taking into account WFOE’s operating capital needs but before distribution of profit by way of dividend to any holder of the shares of common stock of New Co, New Co shall from time to time redeem preferred shares by payment pro rata to the then holders of such shares.

10.2   Following the redemption of all preferred shares, and only in the event the free cash flow and/or net operating income generated from operation of the YYNT Network exceeds the amount required light additional dark fiber, any surplus profit, after tax or provision therefore and after the making of such provision as may be requisite to meet working capital requirements, pay outstanding loan obligations, provide for reserves for contingent future liabilities, shall (to the extent allowed by applicable law) be distributed to the common stock shareholders of Newco in full by way of dividends.

C.   Other Terms

11.   Representations and Warranties

11.1   Each Party acknowledges that the other Party has been induced to enter into this Agreement on the basis of and in reliance upon the following representations, the accuracy of which each Party warrants to the other Party.  The rights and remedies of a Party for breach of any warranty by the other Party shall not be affected by any due diligence investigation made by or on behalf of the Party relying on a representation, except pursuant to written waiver or release.  Where any representation is qualified by the expression "so far as the Party making the representation is aware" or words having similar effect, such representation shall be deemed to include a statement that such awareness means both actual knowledge of the Party and also such knowledge which the Party would have had if it had made reasonable inquiry of all relevant persons.

Each Party represents and warrants:

11.2   Such Party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the country and state described as applicable to such Party in the Recitals, and has all requisite power to own, lease and operate its properties and to carry on its business as currently conducted and as proposed to be conducted in this Agreement.  No order has been made or petition presented (or pending) or resolution passed for the winding up of Such Party.  Such Party is not insolvent or unable to pay its debts as they fall due.

11.3   Such party has all requisite capacity, power and authority, and has taken all necessary corporate or other actions to enter into this Agreement.

11.4   Such party has done or will promptly do all such further acts, including necessary filings with appropriate governmental authorizes, required in order to give full force and effect to this Agreement.

11.5   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either: (a) a default under any provision, instrument, judgment, order, writ, decree, contract or agreement or (b) an event which results in the creation of any lien, charge or encumbrance upon any assets of such Party (except as expressly stated in this Agreement) or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to such Party.

11.6   No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Party.

Azur represents and warrants:

11.7   All information in Recitals A and B is correct.

ChinaTel represents and warrants:

11.8   All information in Recitals C and D is correct.

12.   Indemnification

Each Party agrees to defend, indemnify and hold harmless the other Party and its successors, permitted assigns, employees, officers, agents, managers, shareholders and affiliates, from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys’ fees (both those incurred in connection with the defense or prosecution of an indemnity claim and those incurred in connection with the enforcement of this provision) resulting from or arising out of (i) any failure of the indemnifying Party to perform or fulfill any undertaking, covenant or agreement applicable to such Party in this Agreement, and (ii) any material breach of a representation and warranty contained in Section 11 of this Agreement and applicable to the indemnifying Party.

13.   Successors and Assigns; Assignment

This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Parties hereto and any of their respective successors, permitted assigns and affiliates who agree in writing to be bound by the terms of this Agreement.  No Party may assign its rights, in whole or in part, under this Agreement without the prior written consent of each of the other Parties, which consent shall not be unreasonably withheld, provided, no refusal of consent shall be considered unreasonable if the requested assignment would relieve the assigning Party of any of its duties under this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties to this Agreement, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.   Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.  If notice is given to ChinaTel, notice shall also be given to the counsel for ChinaTel to be delivered in the same manner as to ChinaTel at the address, facsimile number or e-mail address immediately below:

Kenneth L. Waggoner
Vice President and General Counsel
China Tel Group, Inc.
12526 High Bluff Drive, Suite 155
San Diego, California 92130
Facsimile:     +1 (760) 359-7042
E-Mail:          kwaggoner@chinatelgroup.com

15.   Governing Law

This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to conflict of law principles that would result in the application of any law other than the laws of the Hong Kong, as the same apply to agreements executed solely by residents of Hong Kong and wholly to be performed within Hong Kong.

16.   Dispute Resolution

Each Party may, at any time, deliver to the other Party a dispute notice setting forth a brief description of the issues to be resolved through the dispute resolution mechanism set forth in this Section.  Such dispute notice shall specify the provision or provisions of this Agreement and the facts or circumstances that are the subject matter of dispute.  Immediately following the receipt of a dispute notice, the Parties shall cause representatives of their respective senior management to meet and seek to resolve the dispute cordially through informal negotiations.  If the Parties’ representatives are unable to resolve the dispute within 20 business days of the receipt of the dispute notice (or such extended time period as the Parties may agree), then the dispute shall be submitted to the Hong Kong International Arbitration Center (“HKIAC”) for binding arbitration conducted in English by a single arbitrator.  The dispute(s) shall be resolved pursuant to the United Nations Commission on International Trade Law Arbitration Rules.  The award of the arbitrator shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

The Dispute resolution proceedings contemplated by this Section shall be confidential and private, as permitted by applicable law.  To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section and materials prepared or submitted in connection with such proceedings shall not be admissible in any other legal proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitration award and shall not bar disclosure required by applicable law.  The Parties agree that any decision or award resulting from proceedings in accordance with this Section shall have no preclusive effect in any other matter involving third parties.

17.   Attorneys’ Fees

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

18.   Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

19.   Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to either Party under this Agreement, upon any breach or default of the other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Agreement, or any waiver on the part of either Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to either Party, shall be cumulative and not alternative.

20.   Entire Agreement

This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

21.   Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

22.   Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

THE SIGNATURES OF THE PARTIES APPEAR ON THE FOLLOWING PAGE

CHINA TEL GROUP, INC.

By  /s/ George Alvarez
George Alvarez, its Chief Executive Officer

12656 High Bluff Drive, Suite 155
San Diego, California 92130 USA
Facsimile: + (760) 359-7043
E-Mail: galvarez@chinatelgroup.com

AZUR CAPITAL SDN BHD

By  /s/ Carol Choi
Greenland Limited, Its Director
Carol Choi, Authorized signatory of Greenland Limited

Britannia House
41, 4th Floor, Cator Road
Bandar Seri Begawan BS8811
Brunei Darussalam
Facsimile: + 852 2527 0762
E-Mail: ________________________

WFOE (this information will be inserted and a substitute signature page created after WFOE is formed)

By _________________________________
    X, its Chief Executive Officer

Address
City, State, Country
Facsimile:
Email: